Exhibit 99.1

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces

Second Quarter 2018 Results and a Quarterly Dividend

New York, NY, July 26, 2018......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ending June 30, 2018.

Consolidated net sales for the second quarter of 2018 were $286.6 million, compared to consolidated net sales of $312.7 million during the comparable quarter in 2017. Earnings from continuing operations for the second quarter of 2018 were $16.8 million or 73 cents per diluted share, compared to $18.3 million or 78 cents per diluted share in the second quarter of 2017. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2018 were $17 million or 74 cents per diluted share, compared to $18.8 million or 81 cents per diluted share in the second quarter of 2017.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the six month period ended June 30, 2018, were $548.5 million, compared to consolidated net sales of $595.1 million during the comparable period in 2017.  Earnings from continuing operations for the six month period ended June 30, 2018, were $25.4 million or $1.11 per diluted share, compared to $34.6 million or $1.48 per diluted share in the comparable period of 2017.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2018, and 2017 were $27.5 million or $1.20 per diluted share and $36 million or $1.54 per diluted share, respectively.

Mr. Eric P. Sills, Standard Motor Products’ Chief Executive Officer and President stated, “We are obviously not pleased with our financial results so far this year. However, as we said in our last conference call, the shortfall was the result of temporary or timing-related issues, which were expected to continue into the second quarter.  We anticipate improvement over the balance of the year as these issues move behind us.

“Engine Management sales were down for both the quarter and the half. A portion of the decrease stems from our Wire and Cable business, which is an older technology used on fewer cars, and is experiencing, as anticipated, a gradual decline.

“The balance of the shortfall is related to large pipeline orders placed in the first half of 2017 by certain accounts, which were not repeated this year. Excluding these pipelines, our Engine Management business experienced increases in the low single digits, in line with our long term forecast for the division.  Meanwhile, our customers are reporting increases in Engine Management sell-through, showing sequential improvement over the last few quarters, which bodes well for the future.

“As stated in our first quarter commentary, Engine Management gross margin continues to be impacted by temporary costs associated with plant moves. The largest of these is the transfer of General Cable’s ignition wire assembly operation from Nogales, Mexico to Reynosa, Mexico, which has required the hiring and training of hundreds new employees. We are almost fully staffed, and have begun to see improvement in efficiencies as these new employees gain experience.

“Turning to Temperature Control, sales remained depressed through April and May, the result of a poor selling season in 2017 followed by a cool early spring. However, in mid-May, the weather finally turned warm, and we began to see a large influx of orders in June. A portion of these were shipped in June, with the balance carrying over into July.

“Due to the continuing warm weather, our customers are experiencing substantial POS increases over 2017. Incoming business remains robust, and we anticipate healthy Temperature Control sales in the third quarter.

“As expected, our Temperature Control gross margins bounced back in the second quarter, and with sales remaining strong, we anticipate this to continue for the balance of the year.

“Finally, a point about tariffs. As with much of our industry, certain of our products are included in the tariffs recently applied to imports from China. We are confident that we will be able to pass the increases on to our customers.

“To summarize, while we are not satisfied with our results for the first six months, with the steps we have taken, and with most of the one-time events behind us, we are optimistic for the balance of the year.”

The Board of Directors has approved payment of a quarterly dividend of 21 cents per share on the common stock outstanding. The dividend will be paid on September 4, 2018 to stockholders of record on August 15, 2018.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, July 26, 2018.  The dial-in number is 866-342-8591 (domestic) or 203-518-9822 (international). The playback number is 800-839-2434 (domestic) or 402-220-7211 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
NET SALES	$286,636	$312,729	$548,462	$595,107

COST OF SALES	205,347	222,063	394,584	420,331

GROSS PROFIT	81,289	90,666	153,878	174,776

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	57,750	60,346	115,467	117,763
RESTRUCTURING AND INTEGRATION EXPENSES	231	1,235	3,067	2,782
OTHER INCOME, NET	42	314	313	630

OPERATING INCOME	23,350	29,399	35,657	54,861

OTHER NON-OPERATING INCOME, NET	480	1,010	449	1,890

INTEREST EXPENSE	1,251	722	1,883	1,190

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	22,579	29,687	34,223	55,561

PROVISION FOR INCOME TAXES	5,752	11,426	8,799	20,933

EARNINGS FROM CONTINUING OPERATIONS	16,827	18,261	25,424	34,628

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(882)	(497)	(1,490)	(1,130)

NET EARNINGS	$15,945	$17,764	$23,934	$33,498

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.75	$0.80	$1.13	$1.52
DISCONTINUED OPERATION	(0.04)	(0.02)	(0.07)	(0.05)
NET EARNINGS PER COMMON SHARE - BASIC	$0.71	$0.78	$1.06	$1.47

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.73	$0.78	$1.11	$1.48
DISCONTINUED OPERATION	(0.04)	(0.02)	(0.07)	(0.04)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.69	$0.76	$1.04	$1.44

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,471,428	22,820,079	22,484,894	22,833,263
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,958,469	23,329,082	22,962,049	23,332,480

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income
(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	JUNE 30,				JUNE 30,
	2018		2017		2018		2017
	(Unaudited)				(Unaudited)
Revenues
Ignition, Emission and Fuel System Parts	$162,462		$178,105		$323,539		$343,258
Wire and Cable	40,967		45,244		79,378		91,405
Engine Management	203,429		223,349		402,917		434,663

Compressors	46,940		49,644		76,838		87,545
Other Climate Control Parts	33,430		37,747		63,763		70,136
Temperature Control	80,370		87,391		140,601		157,681

All Other	2,837		1,989		4,944		2,763
Revenues	$286,636		$312,729		$548,462		$595,107

Gross Margin
Engine Management	$57,782	28.4%	$65,599	29.4%	$114,252	28.4%	$129,723	29.8%
Temperature Control	20,800	25.9%	23,111	26.4%	34,467	24.5%	40,818	25.9%
All Other	2,707		1,956		5,159		4,235
Gross Margin	$81,289	28.4%	$90,666	29.0%	$153,878	28.1%	$174,776	29.4%

Selling, General & Administrative
Engine Management	$34,598	17.0%	$38,180	17.1%	$70,862	17.6%	$74,208	17.1%
Temperature Control	15,721	19.6%	14,544	16.6%	28,550	20.3%	27,550	17.5%
All Other	7,431		7,622		16,055		16,005
Selling, General & Administrative	$57,750	20.1%	$60,346	19.3%	$115,467	21.1%	$117,763	19.8%

Operating Income
Engine Management	$23,184	11.4%	$27,419	12.3%	$43,390	10.8%	$55,515	12.8%
Temperature Control	5,079	6.3%	8,567	9.8%	5,917	4.2%	13,268	8.4%
All Other	(4,724)		(5,666)		(10,896)		(11,770)
Subtotal	23,539	8.2%	30,320	9.7%	38,411	7.0%	57,013	9.6%
Restructuring & Integration	(231)	-0.1%	(1,235)	-0.4%	(3,067)	-0.6%	(2,782)	-0.5%
Other Income, Net	42	0.0%	314	0.1%	313	0.1%	630	0.1%
Operating Income	$23,350	8.1%	$29,399	9.4%	$35,657	6.5%	$54,861	9.2%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$16,827	$18,261	$25,424	$34,628

RESTRUCTURING AND INTEGRATION EXPENSES	231	1,235	3,067	2,782
GAIN FROM SALE OF BUILDINGS	-	(262)	(218)	(524)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(60)	(389)	(741)	(903)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$16,998	$18,845	$27,532	$35,983

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.73	$0.78	$1.11	$1.48

RESTRUCTURING AND INTEGRATION EXPENSES	0.01	0.05	0.13	0.12
GAIN FROM SALE OF BUILDINGS	-	(0.01)	(0.01)	(0.02)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	-	(0.01)	(0.03)	(0.04)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.74	$0.81	$1.20	$1.54

OPERATING INCOME

GAAP OPERATING INCOME	$23,350	$29,399	$35,657	$54,861

RESTRUCTURING AND INTEGRATION EXPENSES	231	1,235	3,067	2,782
OTHER INCOME, NET	(42)	(314)	(313)	(630)

NON-GAAP OPERATING INCOME	$23,539	$30,320	$38,411	$57,013

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS, AND OPERATING INCOME, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)

ASSETS

CASH	$18,573	$17,323

ACCOUNTS RECEIVABLE, GROSS	179,394	145,024
ALLOWANCE FOR DOUBTFUL ACCOUNTS	5,533	4,967
ACCOUNTS RECEIVABLE, NET	173,861	140,057

INVENTORIES	331,453	326,411
UNRETURNED CUSTOMER INVENTORIES	18,246	-
OTHER CURRENT ASSETS	16,458	12,300

TOTAL CURRENT ASSETS	558,591	496,091

PROPERTY, PLANT AND EQUIPMENT, NET	91,277	89,103
GOODWILL	67,360	67,413
OTHER INTANGIBLES, NET	52,216	56,261
DEFERRED INCOME TAXES	31,842	32,420
INVESTMENT IN UNCONSOLIDATED AFFILIATES	34,725	31,184
OTHER ASSETS	15,934	15,095

TOTAL ASSETS	$851,945	$787,567

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$88,528	$57,000
CURRENT PORTION OF OTHER DEBT	5,169	4,699
ACCOUNTS PAYABLE	94,988	77,990
ACCRUED CUSTOMER RETURNS	42,536	35,916
ACCRUED CORE LIABILITY	26,138	11,899
OTHER CURRENT LIABILITIES	84,394	98,393

TOTAL CURRENT LIABILITIES	341,753	285,897

OTHER LONG-TERM DEBT	34	79
ACCRUED ASBESTOS LIABILITIES	32,339	33,376
OTHER LIABILITIES	15,449	14,561

TOTAL LIABILITIES	389,575	333,913

TOTAL STOCKHOLDERS' EQUITY	462,370	453,654

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$851,945	$787,567

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2018	2017
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
NET EARNINGS	$23,934	$33,498
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	11,706	11,316
OTHER	8,641	7,498
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(34,524)	(53,069)
INVENTORIES	(6,650)	(27,048)
ACCOUNTS PAYABLE	15,684	17,475
PREPAID EXPENSES AND OTHER CURRENT ASSETS	(2,988)	(943)
SUNDRY PAYABLES AND ACCRUED EXPENSES	(9,115)	5,663
OTHER	(2,502)	(1,225)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	4,186	(6,835)

CASH FLOWS FROM INVESTING ACTIVITIES
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(8,572)	-
CAPITAL EXPENDITURES	(11,325)	(8,843)
OTHER INVESTING ACTIVITIES	16	2
NET CASH USED IN INVESTING ACTIVITIES	(19,881)	(8,841)

CASH FLOWS FROM FINANCING ACTIVITIES
NET CHANGE IN DEBT	32,287	24,113
PURCHASE OF TREASURY STOCK	(7,640)	(5,176)
DIVIDENDS PAID	(9,437)	(8,674)
OTHER FINANCING ACTIVITIES	1,990	1,488
NET CASH PROVIDED BY FINANCING ACTIVITIES	17,200	11,751

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(255)	518
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,250	(3,407)
CASH AND CASH EQUIVALENTS at beginning of Period	17,323	19,796
CASH AND CASH EQUIVALENTS at end of Period	$18,573	$16,389